Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

The undersigned, as the Chief Executive Officer and Chief Financial Officer, respectively, of 2020 ChinaCap Acquirco, Inc., certify that, to the best of their knowledge and belief, the Annual Report on Form 10-K for the period ended December 31, 2007, which accompanies this certification, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of 2020 ChinaCap Acquirco, Inc. at the dates and for the periods indicated. The foregoing certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350) and shall not be relied upon for any other purpose. The undersigned expressly disclaim any obligation to update the foregoing certification except as required by law.

Date: April 14, 2008	/S/ GEORGE LU
George Lu
President and Chief Executive Officer

Date: April 14, 2008	/S/ LOUIS KOO
Louis Koo Vice President & Chief Financial Officer